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                             JOINT FILING AGREEMENT


         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, no par value per share, of Analytical Surveys, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 25th day of February, 2004.


                                                STEVENS FINANCIAL GROUP, L.L.C


/s/ Robert Moton                                By:   /s/ Danniel Stevens
--------------------------------                   -------------------------
Robert H. Moton                                 Name: Danniel Stevens
                                                Its:  Managing Member

/s/ Jacquelyn M. Lee-Stevens
--------------------------------
Jacquelyn M. Lee-Stevens